UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers
2010 Fiscal Year Compensation Program of Chairman and Chief Executive Officer.
On October 23, 2009, the Compensation Committee of the Board of Directors established and approved the base salaries, performance-based bonus criteria, performance periods and other long-term compensation and benefits for Donald R. Horton, Chairman, and Donald J. Tomnitz, President and Chief Executive Officer, for our 2010 fiscal year ending September 30, 2010 (“2010 fiscal year”). Mr. Horton and Mr. Tomnitz are expected to be two of our “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) in our 2010 fiscal year. The primary components of the 2010 compensation program for each of Mr. Horton and Mr. Tomnitz are set forth in Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Executive Compensation Notification — Chairman and Chief Executive Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: October 29, 2009	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Executive Compensation Notification — Chairman and Chief Executive Officer